Exhibit 16.1

GRANT THORNTON

Grant Thornton LLP
Chartered Accountants
Management Consultants

April 29, 2004

Securities and Exchange Commission
WASHINGTON, DC 20549
USA

Re:       Asia Payment Systems Inc.
             File No. 000-30013

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Asia Payment Systems Inc. dated April 29, 2004 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Chartered Accountants

P.O. Box 11177, Royal Centre
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F   (604) 685-6569
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W   www.GrantThornton.ca

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